                             ARTICLES SUPPLEMENTARY
                                       OF
                         THE HARTFORD MUTUAL FUNDS, INC.

         The Hartford Mutual Funds, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Maryland, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Corporation currently has the authority to issue twelve billion, eight-hundred million (12,800,000,000), shares of $0.001 par value common stock, having an aggregate par value of twelve million, eight hundred thousand dollars ($12,800,000), as listed below:

SERIES                                              CLASS A SHARES   CLASS B SHARES    CLASS C SHARES   CLASS Y SHARES
------                                              --------------   --------------    --------------   --------------
The Hartford Advisers Fund                            375,000,000      175,000,000       110,000,000      100,000,000

The Hartford Capital Appreciation Fund                285,000,000      175,000,000       110,000,000       50,000,000

The Hartford Capital Preservation Fund                285,000,000       75,000,000       200,000,000      100,000,000

The Hartford Disciplined Equity Fund                  125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Dividend and Growth Fund                 325,000,000       75,000,000        50,000,000       50,000,000

The Hartford Equity Income Fund                       125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Focus Fund                               125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Focus Growth Fund                        125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Global Communications Fund               125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Global Financial Services Fund           125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Global Health Fund                       125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Global Leaders Fund                      125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Global Technology Fund                   125,000,000       75,000,000        50,000,000       50,000,000

The Hartford High Yield Fund                          125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Income Fund                              125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Inflation Plus Fund                      125,000,000       75,000,000        50,000,000       50,000,000


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
The Hartford International Capital                    125,000,000       75,000,000        50,000,000       50,000,000
Appreciation Fund

The Hartford International Opportunities Fund         125,000,000       75,000,000        50,000,000       50,000,000

The Hartford International Small Company Fund         125,000,000       75,000,000        50,000,000       50,000,000

The Hartford MidCap Fund                              125,000,000       75,000,000       110,000,000       50,000,000

The Hartford MidCap Value Fund                        125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Money Market Fund                      1,200,000,000      500,000,000       500,000,000      500,000,000

The Hartford Principal Protection Fund                125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Short Duration Fund                      125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Small Company Fund                       125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Stock Fund                               125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Tax-Free California Fund                 125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Tax-Free New York Fund                   125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Total Return Bond Fund                   125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Value Fund                               125,000,000       75,000,000        50,000,000       50,000,000


SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation (the "Board") by Article IV of the Corporation's charter and in accordance with Sections 2-208 and 2-208.1 of the Maryland General Corporation Law, the Board has duly authorized an increase in the Corporation's authorized shares of $0.001 par value common stock to thirteen billion (13,000,000,000) shares having an aggregate par value of thirteen million dollars ($13,000,000), as classified below:

SERIES                                              CLASS A SHARES   CLASS B SHARES    CLASS C SHARES   CLASS Y SHARES
------                                              --------------   --------------    --------------   --------------

The Hartford Advisers Fund                            375,000,000      175,000,000       110,000,000      100,000,000

The Hartford Capital Appreciation Fund                285,000,000      175,000,000       110,000,000       50,000,000

The Hartford Capital Preservation Fund                285,000,000       75,000,000       200,000,000      100,000,000

The Hartford Disciplined Equity Fund                  125,000,000       75,000,000        50,000,000       50,000,000


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
The Hartford Dividend and Growth Fund                 325,000,000       75,000,000        50,000,000       50,000,000

The Hartford Equity Income Fund                       125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Focus Fund                               125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Focus Growth Fund                        125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Global Communications Fund               125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Global Financial Services Fund           125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Global Health Fund                       125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Global Leaders Fund                      125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Global Technology Fund                   125,000,000       75,000,000        50,000,000       50,000,000

The Hartford High Yield Fund                          125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Income Fund                              125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Inflation Plus Fund                      155,000,000      105,000,000        90,000,000       50,000,000

The Hartford International Capital                    125,000,000       75,000,000        50,000,000       50,000,000
Appreciation Fund

The Hartford International Opportunities Fund         125,000,000       75,000,000        50,000,000       50,000,000

The Hartford International Small Company Fund         125,000,000       75,000,000        50,000,000       50,000,000

The Hartford MidCap Fund                              225,000,000       75,000,000       110,000,000       50,000,000

The Hartford MidCap Value Fund                        125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Money Market Fund                      1,200,000,000      500,000,000       500,000,000      500,000,000

The Hartford Principal Protection Fund                125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Short Duration Fund                      125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Small Company Fund                       125,000,000       75,000,000        50,000,000       50,000,000


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
The Hartford Stock Fund                               125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Tax-Free California Fund                 125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Tax-Free New York Fund                   125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Total Return Bond Fund                   125,000,000       75,000,000        50,000,000       50,000,000

The Hartford Value Fund                               125,000,000       75,000,000        50,000,000       50,000,000


THIRD: Shares of the Corporation's Class A, B, C and Y common stock shall have all of the rights, preferences and privileges as set forth in the Corporation's charter and as set forth in the Corporation's current prospectuses, statements of additional information and multiple class plan.

FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

FIFTH: At a meeting on August 5, 2003 and in accordance with Section 2-105(c) of the Maryland General Corporation Law, the Board authorized the increase in the total number of shares of capital stock that the Corporation has authority to issue, in order to allocate additional shares to two series of the Corporation, The Hartford MidCap Fund and The Hartford Inflation Plus Fund.

IN WITNESS WHEREOF, The Hartford Mutual Funds, Inc. has caused these Articles Supplementary to be duly executed by Kevin J. Carr, its Vice President, and attested to by Daniel E. Burton, its Assistant Secretary, this 26th day of August 2003.


                                            The Hartford Mutual Funds, Inc.
Attest:


/s/ Daniel E. Burton                        By: /s/ Kevin J. Carr
------------------------------------            --------------------------------
Daniel E. Burton                            Kevin J. Carr
Assistant Secretary                         Vice President


I, Kevin J. Carr, Vice President of The Hartford Mutual Funds, Inc., hereby acknowledge, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said corporation and I further certify that, to the best of my knowledge, information, and belief, these matters and facts are true in all material respects, under the penalties of perjury.


                                            /s/ Kevin J. Carr
                                            ------------------------------------
                                            Kevin J. Carr